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                [LETTERHEAD OF WIENER, PENTA & GOODMAN, P.C.]


INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference on Forms S-8 of Regent Group Inc. of our report dated October 24, 1997 appearing in this Annual Report on Form 10-K of NMC Corp. for the year ended July 31, 1997.


/s/ WIENER, PENTA & GOODMAN, P.C.
---------------------------------
    Wiener, Penta & Goodman, P.C.
    Certified Public Accountants



July 6, 1998